Calculation of Filing Fee Tables
S-4
Third Coast Bancshares, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $1.00 per share	Other	3,207,896		$ 110,573,737.25	0.0001381	$ 15,270.23
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 110,573,737.25		$ 15,270.23
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 15,270.23
Offering Note
[1]	Rule 457(f) Fee Calculation Details

The amount in the "Amount Registered" column represents the estimated maximum number of shares of the registrant's common stock, par value $1.00 per share ("Third Coast common stock"), that may be issued pursuant to the Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of October 22, 2025, by and among Third Coast Bancshares, Inc. ("Third Coast"), Arch Merger Sub, Inc., and Keystone Bancshares, Inc. ("Keystone"), pursuant to the merger described in the joint proxy statement/prospectus contained in the registration statement to which this Exhibit 107 is attached. The amount in the "Maximum Aggregate Offering Price" column is estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, and is the product of $15.83 (the book value per share of Keystone common stock, par value $1.00 per share ("Keystone common stock"), on October 31, 2025, the latest practicable date prior to the date of filing the joint proxy statement/prospectus) and 6,985,075 (the estimated maximum number of shares of Keystone common stock that may be exchanged for the merger consideration, including shares of Keystone common stock issued and outstanding pursuant to Keystone restricted stock awards, shares of Keystone common stock underlying outstanding Keystone restricted stock unit awards, and shares of Keystone common stock underlying outstanding vested Keystone stock options) and assumes no Keystone shareholders elect to receive the Cash Election Consideration (as defined in the Merger Agreement). Pursuant to Rule 457(o) of the Securities Act, the registration fee, reflected in the "Amount of Registration Fee" column, has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $138.10 per $1,000,000 of the proposed maximum aggregate offering price.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
6,985,075	$ 15.83	$ 110,573,737.25			$ 110,573,737.25

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A